UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2009

Skyworks Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-376-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 22, 2009, Skyworks Solutions, Inc. (the "Company") committed to a restructuring plan (the "Plan") to realign its costs given current business conditions. The Plan reduces global headcount by approximately 4%, or 150 employees, primarily affecting RF transceiver development. The Plan will be implemented, in most part, by the end of the current quarter, and the Company anticipates pre-tax charges of approximately $18 million. Total cash charges will approximate $6 million, of which half are expected to be paid in the current fiscal quarter. Most of these charges will be incurred in the current quarter, and will include severance costs and asset impairments for inventory and equipment. Future benefits from the Plan will be discussed on the Company's earnings call scheduled for February 5, 2009.

Item 2.06 Material Impairments.

The disclosure included in response to Item 2.05 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

January 28, 2009	By:	/s/ Donald W. Palette

Name: Donald W. Palette
Title: Vice President and Chief Financial Officer